                               SECOND AMENDMENT TO
                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

         SECOND AMENDMENT, DATED AS OF AUGUST 25, 1999 (THE "AMENDMENT"), to the DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of June 1, 1999, among LOEWEN GROUP INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, each of the Company's Subsidiaries listed on the signature pages thereto, each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (collectively and together with the Company, the "BORROWERS"), THE LOEWEN GROUP INC., a corporation organized under the laws of the Province of British Columbia, Canada ("TLGI"), FIRST UNION NATIONAL BANK ("FIRST UNION"), each of the other financial institutions party thereto (together with First Union, the "LENDERS") and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders (in such capacity, the "AGENT"):

                              W I T N E S S E T H:

         WHEREAS, the Borrowers, TLGI, the Lenders and the Agent are parties to that certain Debtor-In-Possession Credit Agreement, dated as of June 1, 1999, as amended by the First Amendment to Debtor-In-Possession Credit Agreement, dated as of July 16, 1999, (as the same may be further amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, Section 13.3 of the Credit Agreement provides that each Lender may assign to one or more Purchasers all or a portion of its interests, rights and obligations under the Credit Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Revolving Loans at the time owing to it) by (i) executing and delivering to the Agent with such Purchaser an Assignment Agreement in substantially the form of Exhibit D to the Credit Agreement and (ii) executing and delivering to the Agent a Notice of Assignment substantially in the form of Exhibit E to the Credit Agreement; and

         WHEREAS, First Union wishes to assign to each of the financial institutions (other than First Union) that is named on Schedule 2.1 hereto (such financial institutions other than First Union, collectively the "NEW LENDERS"), and each of the New Lenders wishes to assume, a PRO RATA portion of First Union's interests, rights and obligations under the Credit Agreement; and

         WHEREAS, the Borrowers, TLGI, First Union, the New Lenders and the Agent have determined that the execution and delivery of this Amendment to effectuate a reallocation of the Total Commitment among First Union and the New Lenders will be more expeditious and administratively efficient than the execution and delivery of a separate Assignment and Acceptance and a separate Notice of Assignment between First Union and each of the New Lenders; and

         WHEREAS, upon the occurrence of the Effective Date (as hereinafter defined) of this Amendment, each of the New Lenders shall become a party to the Credit Agreement as a Lender and shall have the rights and obligations of a Lender thereunder, the respective Commitments of First Union and each of the New Lenders under the Credit Agreement shall be in the amount set forth opposite its name on Schedule 2.1 attached hereto, as the same may be reduced from time to time pursuant to Section 2.10 of the Credit Agreement; and

         WHEREAS, the Borrowers, the Agent and the Lenders desire to make certain additional modifications to the Credit Agreement.

         NOW, THEREFORE, it is agreed:

I. As used herein all terms that are defined in the Credit Agreement shall have the same meanings herein.

II. Schedule 2.1 to the Credit Agreement is hereby replaced in its entirety by Schedule 2.1 hereto.

III. The signature pages of the Credit Agreement are hereby amended to conform to the signature pages hereto.

IV. Section 6.6 of the Credit Agreement is hereby amended by deleting the year "1988" appearing in the sixth line thereof and inserting in lieu thereof the year "1998."

V. Section 6.14 of the Credit Agreement is hereby amended by (i) inserting the symbol "(x)" immediately after the word "encumbering" in the last sentence thereof, and (ii) inserting the following words immediately before the word "does" in the last sentence thereof: "and (y) any other Property of the Borrowers (other than the collateral securing the Fairway Receivables Facility and the collateral securing the Existing Credit Agreements, if any)".

VI. By its execution and delivery hereof, First Union shall be deemed to have made each of the statements set forth in Section 6 of the Assignment Agreement as if such statements were fully set forth herein at length.

VII. By its execution and delivery hereof, each of the New Lenders shall be deemed to have made each of the statements set forth in Section 7 of the Assignment Agreement as if such statements were fully set forth herein at length.

VIII. On the Effective Date, (i) each New Lender will pay to the Agent (for the account of First Union) such amount as represents such New Lender's pro rata portion of the aggregate principal amount of the Revolving Loans, if any, that are outstanding on the Effective Date and such New Lender's pro rata portion of the aggregate amount of the then unreimbursed drafts, if any, that were theretofore drawn under Letters of Credit, and (ii) the Agent shall pay to each New

Lender such fees as have been previously agreed to between the Agent and such New Lender. Promptly following the occurrence of the Effective Date, and in accordance with Section 13.3 of the Credit Agreement, the Agent shall record in the Register the names and addresses of each New Lender and the principal amount equal to such Lender's Commitment reflected on Schedule 2.1 hereto.

IX. By its execution and delivery hereof, each of the New Lenders (i) agrees that any interest and Fees (pursuant to Sections 2.8, 2.10 or 2.19 of the Credit Agreement) that accrued prior to the Effective Date shall not be payable to such New Lender and authorizes and directs the Agent to deduct such amounts from any interest or Fees paid after the date hereof and to pay such amounts to First Union (it being understood that interest and Fees respecting the Commitment of First Union and each New Lender which accrue on or after the Effective Date shall be payable to such Lender in accordance with its Commitment) and (ii) acknowledges that if such New Lender is organized under the laws of a jurisdiction outside of the United States, such New Lender has heretofore furnished to the Agent the forms prescribed by the Internal Revenue Service of the United States certifying as to such New Lender's exemption from United States withholding taxes with respect to any payments to be made to such New Lender under the Credit Agreement (or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty).

X. This Amendment shall not become effective (the "EFFECTIVE DATE") until (i) the date on which this Amendment shall have been executed by the Borrowers, TLGI, First Union, the New Lenders and the Agent, and the Agent shall have received evidence satisfactory to it of such execution and (ii) the payments provided for in clause (i) of paragraph 7 hereof shall have been made.

XI. The Borrowers agree that their obligations set forth in Section 10.7 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment.

XII. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

XIII. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

XIV. This Amendment shall in all respects be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed wholly within such State.

                  [Remainder of Page Intentionally Left Blank]

                         IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed as of the day and the year first above written.

                                            LOEWEN GROUP INTERNATIONAL, INC.


                                            By:  _______________________________
                                            Name:
                                            Title:

                                            EACH OF THE ENTITIES LISTED ON
                                            SCHEDULE A TO THE CREDIT AGREEMENT


                                            By:  _______________________________
                                                     on behalf of each of the
                                                     entities listed on
                                                     Schedule A to the Credit
                                                     Agreement

                                            Name:
                                            Title:

                                            THE LOEWEN GROUP INC.


                                            By:_________________________________
                                            Name:
                                            Title:


                                            FIRST UNION NATIONAL BANK,
                                            INDIVIDUALLY AND AS AGENT


                                            By:  _________________________
                                            Name:
                                            Title:

                                            NEW LENDERS:

                                            BANK OF SCOTLAND


                                            By:  _________________________
                                            Name:
                                            Title:

                                            CIT GROUP


                                            By:  _________________________
                                            Name:
                                            Title:

                                            BANKERS LIFE & CASUALTY CO.
                                            By:  Conseco Capital Management,
                                                 as investment advisor

                                            By:  _________________________
                                            Name:
                                            Title:

                                            CREDIT AGRICOLE INDOSUEZ


                                            By:  _________________________
                                            Name:
                                            Title:

                                            FOOTHILL CAPITAL CORPORATION


                                            By:  _________________________
                                            Name:
                                            Title:

                                            GENERAL ELECTRIC CAPITAL CORPORATION


                                            By:  _________________________
                                            Name:
                                            Title:

                                            GMAC BUSINESS CREDIT


                                            By:  _________________________
                                            Name:
                                            Title:

                                            MELLON BANK, N.A.


                                            By:  _________________________
                                            Name:
                                            Title:

                                            PPM FINANCE, INC.


                                            By:  _________________________
                                            Name:
                                            Title:

                                            GREEN TREE FINANCIAL SERVICING CORP.


                                            By:  _________________________
                                            Name:
                                            Title:

                                            GOLDMAN SACHS CREDIT PARTNERS L.P.


                                            By:  _________________________
                                            Name:
                                            Title:

                                            BARCLAYS BANK PLC


                                            By:  _________________________
                                            Name:
                                            Title:

                                            COAST BUSINESS CREDIT


                                            By:  _________________________
                                            Name:
                                            Title:

                                            SOVEREIGN BANK


                                            By: _________________________
                                            Name:
                                            Title:

                                  SCHEDULE 2.1
                                       TO
                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT


                                            COMMITMENT            COMMITMENT
LENDER                                      AMOUNT                PERCENTAGE
------                                      ------                ----------

First Union National Bank                   $27,500,000           13.75%
301 South College Street TW-5
Charlotte, North Carolina 28288
Attn:    Mr. Thomas M. Cambern
Tel:   704-383-1172
Fax:  704-383-6249

CIT Group/Business Credit, Inc.             $20,000,000           10.00%
10 S. LaSalle Street, 22nd Floor
Chicago, Illinois 60603
Attn:  Mr. Bond Harberts
Tel:   312-424-9763
Fax:  312-424-9761

Foothill Capital Corporation                $25,000,000           12.50%
11111 Santa Monica Blvd., #1500
Los Angeles, California 90025-3333
Attn:  Jammy Gurican
Tel:  310-996-7141
Fax: 310-479-0461

GMAC Business Credit                        $20,000,000           10.00%
300 Galleria Officentre, Ste. 110
Southfield, MI 48034
Attn:  Mr. Kevin J. Nelson
Tel:  248-356-4622
Fax:  248-350-2733

PPM Finance Inc.                            $15,000,000            7.50%
225 West Wacker Drive, Ste. 1100
Chicago, Illinois 60606
Attn:  Mr. Michael J. Williams
Tel:  312-634-1283
Fax: 312-634-1210

                                            COMMITMENT            COMMITMENT
LENDER                                      AMOUNT                PERCENTAGE
------                                      ------                ----------

Goldman Sachs Credit Partners L.P.          $15,000,000            7.50%
85 Broad Street, 27th Floor
New York, NY 10004
Attn:  Mr. David Sabath
Tel:  212-902-9035
Fax: 212-346-2608

Coast Business Credit                       $10,000,000            5.00%
12121 Wilshire Blvd., Ste. 1400
Los Angeles, California 90025
Attn:  Mr. Peter Ehlinger
Tel:  310-979-4180
Fax: 310-979-7287

Green Tree Financial Servicing Corp.        $10,000,000            5.00%
100 North Point Center East, Ste. 200
Alpharetta, Georgia 30022
Attn:  Mr. William Everett
Tel:  770-772-3735
Fax: 770-772-3786

Bank of Scotland                            $10,000,000            5.00%
311 South Wacker Drive, Ste. 1625
Chicago, Illinois 60606
Attn:  Ms. Alison D. Wessels
Tel:  312-939-9710
Fax: 312-939-9715

Sovereign Bank                              $10,000,000            5.00%
Two Aldwyn Center
Route 320 & Lancaster Avenue
Villanova, PA  19085
Attn:  Randall W. Siegele, SVP
Tel:  610-526-6271
Fax:  610-526-6227

                                            COMMITMENT            COMMITMENT
LENDER                                      AMOUNT                PERCENTAGE
------                                      ------                ----------

Mellon Bank, N. A.                          $7,500,000             3.75%
One Mellon Bank Center
Pittsburgh, Pennsylvania 15259
Attn:  Mr. Gary A. Saul
Tel:  412-236-1209
Fax:  412-236-1174

Conseco Capital Management                  $7,500,000             3.75%
11825 N. Pennsylvania Street
Carmel, IN  46032
Attn:  Mr. Eric Johnson
Tel:  317-817-6806
Fax:  317-817-2793

Barclays Bank PLC                           $7,500,000             3.75%
222 Broadway, 12th Floor
New York, NY  10038
Attn:  Mr. Ben J. Marciano
Tel:  212-412-5731
Fax:  212-412-5661

Credit Agricole Indosuez                    $7,500,000             3.75%
101 California Street
San Francisco, CA  94111
Attn:  Marcy Lyons
Tel:  415-391-0810
Fax:  415-986-4116

GE Capital - Commercial Finance             $7,500,000             3.75%
60 Long Ridge Road
Stamford, CT  06927-5100
Attn:  Mr. Anthony Versaci
Tel:  203-316-7597
Fax:  203-316-7978

                           TOTAL:           $200,000,000          100%